UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Eyegate Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-0443284
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

271 Waverley Oaks Road Suite 108 Waltham, Massachusetts	02452
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share (“Common Stock”)	The NASDAQ Stock Market LLC
Warrants to purchase Common Stock (“Warrants”)	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-204780

Securities to be registered pursuant to Section 12(g) of the Act: None

This Amendment No. 1 to the Form 8-A filed by Eyegate Pharmaceuticals, Inc. (the “Registrant”) on July 28, 2015 (the “Original Filing”), is being filed to add the Warrants an additional class of security to be registered hereunder. No other changes have been made to the Original Filing.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Stock and Warrants of the Registrant to be registered hereunder set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-204780) as originally filed with the Securities and Exchange Commission on June 5, 2015, including any subsequent amendments thereto (the “Form S-1”), and in the prospectus to be filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which prospectus will constitute a part of the Form S-1, is hereby incorporated by reference in response to this item.

Item 2.	Exhibits.

Under the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereunder are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 30, 2015

EYEGATE PHARMACEUTICALS, INC.

By:	/s/ Stephen From
Stephen From
President and Chief Executive Officer